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                                                                   EXHIBIT 23(c)




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement, Amendment No. 6, of Citizens, Inc. on Form S-3 of our report dated February 27, 1995 appearing in the Annual Report on Form 10-KSB-A, Amendment No. 2, of American Liberty Financial Corporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Form S-3.



/s/ AMEND, SMITH & CO., P.C.


AMEND, SMITH & CO., P.C.



Oklahoma City, Oklahoma


September 22, 1995
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